As filed with the Securities and Exchange Commission on May 24, 2004.
Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

WORLD AIRWAYS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	94-1358276

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

THE HLH BUILDING, 101 WORLD DRIVE, PEACHTREE CITY, GEORGIA	30269

(Address of Principal Executive Offices)	(Zip Code)

WORLD AIRWAYS, INC. AMENDED AND RESTATED 1995 STOCK INCENTIVE PLAN

(Formerly Known as World Airways, Inc. 1995 Stock Option Plan)

(Full Title of the Plan)

Cindy M. Swinson, Esq. General Counsel and Secretary The HLH Building 101 World Drive Peachtree City, Georgia 30269

(Name and Address of Agent For Service)

(770) 632-8005

(Telephone Number, Including Area Code, of Agent for Service)

Copy to:
Gabriel Dumitrescu, Esq.
Powell, Goldstein, Frazer & Murphy LLP
191 Peachtree Street, N.E., Suite 1600
Atlanta, Georgia 30303

Title of Each Class		Proposed Maximum	Proposed Maximum
of Securities To Be	Amount to be	Offering Price	Aggregate Offering	Amount of
Registered	Registered	Per Share	Price	Registration Fee
Common Stock, $.001 par value	2,000,000 (1)	$3.04 (2)	$6,080,000 (2)	$770.34

(1)       Representing additional shares of World Airways, Inc. (the “Registrant”) common stock, $.001 par value per share (the “Common Stock”), reserved for issuance in connection with the Registrant’s Amended and Restated 1995 Stock Incentive Plan.

(2)       Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported by The Nasdaq Stock Market, Inc. on May 20, 2004.

SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
EX-5.1 OPINION OF THE ATTORNEYS
EX-23.1 CONSENT OF KPMG LLP

Incorporation by reference of contents of Registration Statement on Form S-8 (Reg. No. 333-14461).

     The contents of the Registration Statement on Form S-8 (the “Form S-8”) filed by the Registrant on October 18, 1996, relating to the Registrant’s Amended and Restated 1995 Stock Incentive Plan (formerly known as the World Airways, Inc. 1995 Stock Option Plan), are hereby incorporated by reference pursuant to General Instruction E to Form S-8.

Item 8.     Exhibits.

     The following opinions and consents are filed with this Registration Statement.

Exhibit Number	Description
5.1	Opinion of Powell, Goldstein, Frazer & Murphy LLP with respect to the legality of the securities being registered.

23.1	Consent of KPMG LLP.

23.2	Consent of Powell, Goldstein, Frazer & Murphy LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see signature pages to this Registration Statement).

99.1	World Airways, Inc. Amended and Restated 1995 Stock Incentive Plan (incorporated by reference to Appendix B of the Registrant’s definitive Proxy Statement filed with the Securities and Exchange Commission on April 7, 2004, File No. 000-26582).

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Peachtree City, Georgia, on the 24th day of May 2004.

WORLD AIRWAYS, INC.
By:	/s/ Randy J. Martinez
Randy J. Martinez
President, Chief Executive Officer and Director

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Randy J. Martinez, Gilberto M. Duarte, Jr., and Cindy M. Swinson, and any of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated and on the date indicated.

Signature	Position	Date
/s/ Randy J. Martinez Randy J. Martinez	President, Chief Executive Officer and Director (Principal Executive Officer)	May 24, 2004
/s/ Gilberto M. Duarte, Jr. Gilberto M. Duarte, Jr.	Chief Financial Officer (Principal Financial and Accounting Officer)	May 24, 2004
/s/ Ronald R. Fogleman Ronald R. Fogleman	Chairman of the Board of Directors	May 24, 2004
/s/ John E. Ellington John E. Ellington	Director	May 24, 2004
/s/ Daniel J. Altobello Daniel J. Altobello	Director	May 24, 2004
/s/ A. Scott Andrews A. Scott Andrews	Director	May 24, 2004
/s/ Joel H. Cowan Joel H. Cowan	Director	May 24, 2004
/s/ Russell L. Ray, Jr. Russell L. Ray, Jr.	Director	May 24, 2004
/s/ Peter M. Sontag Peter M. Sontag	Director	May 24, 2004

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Powell, Goldstein, Frazer & Murphy LLP with respect to the legality of the securities being registered.

23.1	Consent of KPMG LLP.

23.2	Consent of Powell, Goldstein, Frazer & Murphy LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see signature pages to this Registration Statement).

99.1	World Airways, Inc. Amended and Restated 1995 Stock Incentive Plan (incorporated by reference to Appendix B of the Registrant’s definitive Proxy Statement filed with the Securities and Exchange Commission on April 7, 2004, File No. 000-26582).